                                                   EXHIBIT 10.18

                             EMPLOYMENT AGREEMENT

      Agreement dated as of November 12, 1991, between USAir, Inc., a Delaware corporation, having a place of business at Crystal Park Four, 2345 Crystal Drive, Arlington, VA 22227 (the "Company") and Frank L. Salizzoni, residing at 1501 Crystal Drive, Apartment 625, Arlington, Virginia 22202 (the "Executive").

                                 WITNESSETH

      WHEREAS, the Executive has assumed duties of a responsible nature to the benefit of the Company and to the satisfaction of its Board of Directors (the "Board");

      WHEREAS, the Board believes it to be in the best interests of the Company to enter into this Agreement to assure Executive's continuing services to the Company including, but not limited to, under circumstances in which there is a possible, threatened or actual Change of Control (as defined below) of the Company; and

      WHEREAS, the Board believes it is imperative to diminish the inevitable distraction of the Executive by virtue of the personal uncertainties and risks created by a pending or threatened Change of Control and to encourage the Executive's full attention and dedication to the Company currently and in the event of any threatened or pending Change of Control, and to provide the Executive with compensation and benefits arrangements upon a Change of Control which ensure that the compensation and benefits expectations of the Executive will be satisfied and which are competitive with those of other corporations. Therefore, in order to accomplish all the above objectives, the Board has caused the Company to enter into this Agreement.

      NOW, THEREFORE, in consideration of the mutual promises herein contained, the Company and the Executive hereby agree as follows:

      1. Certain Definitions. (a) The "Effective Date" shall mean the date hereof.

      (b) The "Change of Control Date" shall mean the first date during the Employment Period (as defined in Section 1(c)) on which
a Change of Control (as defined in Section 2) occurs.   Anything in
this Agreement to the contrary notwithstanding, if a Change of Control occurs and if the Executive's employment with the Company is terminated or the Executive ceases to be an officer of the Company prior to the date on which the Change of Control occurs, and if it is reasonably demonstrated by the Executive that such termination of employment or cessation of status as an officer (i) was at the request of a third party who has taken steps reasonably




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calculated to effect the Change of Control or (ii) otherwise arose in connection with or anticipation of the Change of Control, then for all purposes of this Agreement the "Change of Control Date" shall mean the date immediately prior to the date of such termination of employment or cessation of status as an officer.

      (c) The "Employment Period" shall mean the period commencing on the Effective Date and ending on the earlier to occur of (i) the fourth anniversary of such date or (ii) the first day of the month next following the Executive's 65th birthday ("Normal Retirement Date"); provided, however, that commencing on the date one year after the Effective Date, and on each annual anniversary of such date (such date and each annual anniversary thereof shall be hereinafter referred to as the "Renewal Date"), the Employment Period shall be automatically extended so as to terminate on the earlier of (x) four years from such Renewal Date or (y) the Executive's Normal Retirement Date, unless at least 30 days prior to the Renewal Date the Company shall give notice to the Executive that the Employment Period shall not be so extended; and provided, further, that upon the occurrence of a Change of Control Date, the Employment Period shall automatically be extended so as to terminate on the earlier to occur of (1) the fourth anniversary of such date or (2) the Executive's Normal Retirement Date.

      2. Change of Control. For the purpose of this Agreement, a "Change in Control" shall mean:

      (a) The acquisition by an individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934, as amended (the "Exchange Act")) of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 20% or more of either (i) the then outstanding shares of common stock of the Company's parent, USAir Group, Inc. ("Group") (the "Outstanding Group Common Stock") or
(ii) the combined voting power of the then outstanding voting securities of Group entitled to vote generally in the election of directors (the "Outstanding Group Voting Securities"); provided, however, that the following acquisitions shall not constitute a Change of Control: (w) any acquisition directly from Group, (x) any acquisition by Group or any of its subsidiaries, (y) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by Group or any of its subsidiaries or (z) any acquisition by any corporation with respect to which, following such acquisition, more than 85% of, respectively, the then outstanding shares of common stock of such corporation and the combined voting power of the then outstanding voting power of the then outstanding voting securities of such corporation entitled to vote generally in the election of directors, is then beneficially owned, directly or indirectly, by all or substantially all of the individuals and entities who were beneficial owners, respectively of the Outstanding Group Common Stock and Outstanding Group Voting Securities in substantially the same proportions as their ownership, immediately prior to such acquisition, of the Outstanding Group Common Stock and Outstanding Group Voting Securities, as the case may be; or

      (b) Individuals who, as of the date hereof, constitute Group's Board of Directors (the "Incumbent Board") cease for any reason to constitute at least a majority of the Group Board of Directors; provided, however, that any individual becoming a director subsequent to the date hereof whose election, or nomination for election by Group's shareholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of either an actual or threatened election contest (as such terms are used in Rule 14a-11 of Regulation 14A promulgated under the Exchange Act) or other actual or threatened solicitation of proxies or consents; or

      (c) Approval by the shareholders of Group of a reorganization, merger or consolidation, in each case, with respect to which all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Outstanding Group Common Stock and Outstanding Group Voting Securities immediately prior to such reorganization, merger or consolidation, beneficially own, directly or indirectly, more than 85% of, respectively, the then outstanding shares of common stock and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from such reorganization, merger or consolidation in substantially the same proportions as their ownership, immediately prior to such reorganization, merger or consolidation of the Outstanding Group Common Stock and the Outstanding Group Voting Securities, as the case may be; or

      (d) Approval by the shareholders of Group of (i) a complete liquidation or dissolution of Group or (ii) the sale or other disposition of all or substantially all of the assets of Group, other than to a corporation, with respect to which following such sale or other disposition, more than 85% of, respectively, the then outstanding shares of common stock of such corporation and the combined voting power of the then outstanding voting securities of such corporation entitled to vote generally in the election of directors is then beneficially owned, directly or indirectly, by




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all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Outstanding Group Common Stock and Outstanding Group Voting Securities immediately prior to such sale or other disposition in substantially the same proportion as their ownership, immediately prior to such sale or other disposition, of the Outstanding Group Common Stock and Outstanding Group Voting Securities, as the case may be.

      3. Employment Period. The Company hereby agrees to continue the Executive in its employ, and the Executive hereby agrees to remain in the employ of the Company, during the Employment Period under the terms and conditions provided herein.

      4. Terms of Employment. (a) Position and Duties. (i) During the Employment Period and prior to a Change of Control Date, (A) if the Board determines that the Executive has been performing his duties in accordance with Section 4(a)(iii) hereof, it shall re-elect the Executive to a responsible executive position with substantially similar duties to the position held by the Executive on the Effective Date, (B) the Executive's services shall be performed at the Executive's location on the Effective Date, the Company's headquarters, or a location where a substantial activity for which the Executive has responsibility is located.

      (ii) During the Employment Period and on and following a Change of Control Date, (A) the Executive's position (including status, offices, titles and reporting relationships), authority, duties and responsibilities shall be at least commensurate in all material respects with the most significant of those held, exercised and assigned at any time during the 90-day period immediately preceding the Change of Control Date and (B) the Executive's services shall be performed at the location where the Executive was employed immediately preceding the Change of Control Date or any office or location less than thirty-five (35) miles from such location.

      (iii) During the Employment Period, and excluding any periods of vacation and sick leave to which the Executive is entitled, the Executive agrees to devote reasonable attention and time during normal business hours to the business and affairs of the Company and, to the extent necessary to discharge the responsibilities assigned to the Executive hereunder, to use the Executive's reasonable best efforts to perform faithfully and efficiently such responsibilities. During the Employment Period it shall not be a violation of this Agreement for the Executive to (A) serve on corporate, civic or charitable boards or committees, (B) deliver lectures, fulfill speaking engagements or teach at educational institutions and (C) manage personal investments, so long as such




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activities do not significantly interfere with the performance of the Executive's responsibilities as an employee of the Company in accordance with this Agreement. It is also expressly understood and agreed that to the extent that such activities have been conducted by the Executive prior to the Effective Date, the continued conduct of such activities (or the conduct of activities similar in nature and scope thereto) subsequent to the Effective Date shall not thereafter be deemed to interfere with the performance of the Executive's responsibilities to the Company.

      (b) Compensation. (i) Base Salary. During the Employment Period, the Company shall pay the Executive a base salary (x) for the first 12 months of the term hereof at a rate not less than his base salary in effect on the Effective Date of this Agreement, and
(y) during each succeeding 12 months of the term hereof at a rate not less than his base salary in effect on the last day of the preceding 12-month period. During the Employment Period, base salary shall be reviewed at least annually and shall be increased at any time and from time to time as shall be substantially consistent with increases in base salary awarded in the ordinary course of business to other key employees of the Company and its subsidiaries. Any increase in base salary shall not serve to limit or reduce any other obligation to the Executive under this Agreement. Base salary shall not be reduced after any such increase. Base salary under Section 4(b)(i) shall hereinafter be referred to as the "Base Salary".

      (ii) Annual Bonus. In addition to Base Salary, the Executive shall be awarded, for each fiscal year during the Employment Period, an annual bonus as shall be determined by the Board or its Compensation and Benefits Committee in accordance with the executive incentive compensation plan of Group approved on September 28, 1988 by the Group Board of Directors ("Incentive Plan") or otherwise. For each fiscal year beginning or ending after the Change of Control Date during the Employment Period, the annual bonus shall be at least equal to the bonus that would have been payable to the Executive from the Company as if Group had achieved the "target level of performance" under the Incentive Plan set at the level for the fiscal year immediately preceding the Change of Control Date and assuming that the Executive's "target percentage" under the Incentive Plan at least equals such target percentage assigned to the Executive immediately preceding the Change of Control Date. The annual bonus under Section 4(b)(ii) shall hereinafter be referred to as the "Annual Bonus".

      (iii) Incentive, Savings and Retirement Plans. In addition to Base Salary and Annual Bonus payable as hereinabove provided, the Employee shall be entitled to participate during the Employment Period in all incentive, savings and retirement plans, practices,




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policies and programs applicable on or after the Effective Date to other key employees of the Company and its subsidiaries (including but not limited to the employee benefit plans listed on Exhibit A hereto), in each case providing benefits which are the economic equivalent to those in effect on the Effective Date or as subsequently amended.

      (iv) Welfare Benefit Plans. During the Employment Period, the Executive and/or the Executive's family, as the case may be, shall be eligible for participation in and shall receive all benefits under welfare benefit plans, practices, policies and programs provided by the Company and its subsidiaries (including, without limitation, medical, prescription, dental, disability, salary continuance, employee life, group life, accidental death and travel accident insurance plans and programs) applicable on or after the Effective Date to other key employees of the Company and its subsidiaries, in each case providing benefits which are the economic equivalent to those in effect on the Effective Date or as subsequently amended.

      (v) Expenses. During the Employment Period, the Executive shall be entitled to receive prompt reimbursement for all reasonable expenses incurred by the Executive in accordance with the most favorable policies, practices and procedures of the Company and its subsidiaries applicable at any time on or after the Effective Date to other key employees of the Company and its subsidiaries.

      (vi) Fringe Benefits. During the Employment Period, the Executive shall be entitled to fringe benefits, including but not limited to pass privileges for non-revenue transportation, in accordance with the most favorable plans, practices, programs and policies of the Company and its subsidiaries applicable at any time on or after the Effective Date to other key employees of the Company and its subsidiaries.

      (vii) Office and Support Staff. During the Employment Period, the Executive shall be entitled to an appropriate office or offices of a size and with furnishings and other appointments, and to secretarial and other assistance, as provided to other key employees of the Company and its subsidiaries.

      (viii) Vacation. During the Employment Period, the Executive shall be entitled to paid vacation in accordance with the most favorable plans, policies, programs and practices of the Company and its subsidiaries as in effect on or after the Effective Date with respect to other key employees of the Company and its subsidiaries.

      5. Termination. (a) Mutual Agreement. During the Employment Period, the Executive's employment hereunder may be terminated at any time by mutual agreement on terms to be negotiated at the time of such termination.

      (b) Death or Disability. This Agreement shall terminate automatically upon the Executive's death. If the Company determines in good faith that the Disability of the Executive has occurred (pursuant to the definition of "Disability" set forth below), it may give to the Executive written notice of its intention to terminate the Executive's employment. In such event, the Executive's employment with the Company shall terminate effective on the 90th day after receipt by the Executive of such notice given at any time after a period of six consecutive months of Disability and while such Disability is continuing (the "Disability Effective Date"), provided that, within the 90 days after such receipt, the Executive shall not have returned to full-time performance of the Executive's duties. For purposes of this Agreement, "Disability" means disability which, at least six months after its commencement, is determined to be total and permanent by a physician selected by the Company or its insurers and acceptable to the Executive or the Executive's legal representative (such agreement as to acceptability not to be withheld unreasonably). During such six month period and until the Disability Effective Date, Executive shall be entitled to all compensation provided for under Section 4 hereof.

      (c) Cause. During the Employment Period, the Company may terminate the Executive's employment for "Cause." For purposes of this Agreement, "Cause" means (i) an act or acts of personal dishonesty taken by the Executive and intended to result in substantial personal enrichment of the Executive at the expense of the Company, (ii) repeated violations by the Executive of the Executive's obligations under Section 4(a) of this Agreement which are demonstrably willful and deliberate on the Executive's part and which are not remedied in a reasonable period of time after receipt of written notice from the Company or (iii) the conviction of the Executive of a felony.

      (d) Good Reason. During the Employment Period, the Executive's employment hereunder may be terminated by the Executive for Good Reason. For purposes of this Agreement, "Good Reason" means (i) the assignment to the Executive of any duties inconsistent in any respect with Executive's position (including status, offices, titles and reporting relationships), authority, duties or responsibilities as contemplated by Section 4(a)(i) or
(ii) of this Agreement, or any other action by the Company which results in a diminution in such position, authority, duties or responsibilities, excluding for this purpose an isolated, insubstantial and inadvertent action not taken in bad faith and which is remedied by the Company promptly after receipt of notice thereof given by the Executive;

      (ii) (x) any failure by the Company to comply with any of the provisions of Section 4(b) of this Agreement, other than an isolated, insubstantial and inadvertent failure not occurring in bad faith and which is remedied by the Company promptly after receipt of notice thereof given by the Executive or (y) after the Change of Control Date, any failure of the Company to pay Base Salary or Annual Bonus in accordance with Sections 4(b)(i) and
(ii), respectively, and any failure by the Company to maintain or provide the plans, programs, policies and practices, and benefits described in Sections 4(b)(iii) -(viii) on the most favorable basis such plans programs, policies and practices were maintained and benefits provided during the 90-day period immediately preceding the Change of Control Date, or if more favorable to the Executive and/or the Executive's family, as in effect at any time thereafter with respect to other key employees of the Company and its subsidiaries;

      (iii) the Company's requiring the Executive to be based at any office or location other than that described in Sections 4(a)(i)(B) or 4(a)(ii) (B) hereof, except for travel reasonably required in the performance of the Executive's responsibilities;

      (iv) any purported termination by the Company of the Executive's employment otherwise than as expressly permitted by this Agreement; or

      (v)  any failure by the Company to comply with and satisfy
Section 11(c) of this Agreement.

      For purposes of this Section 5(d), any good faith determination of "Good Reason" made by the Executive on or after the Change of Control Date shall be conclusive. Anything in this Agreement to the contrary notwithstanding, a termination by the Executive for any reason during the 30-day period immediately following the first anniversary of the Change of Control Date shall be deemed to be a termination for Good Reason for all purposes of this Agreement.

      (e) Notice of Termination. Any termination by the Company for Cause or by the Executive for Good Reason shall be communicated by Notice of Termination to the other party hereto given in accordance with Section 12(b) of this Agreement. For purposes of this Agreement, a "Notice of Termination" means a written notice which (i) indicates the specific termination provision in this

Agreement relied upon, (ii) sets forth in reasonable detail the facts and circumstances claimed to provide a basis for termination of the Executive's employment under the provision so indicated and
(iii) if the Date of Termination (as defined below) is other that the date of receipt of such notice, specifies the termination date (which date shall be not more than fifteen (15) days after the giving of such notice). The failure by the Executive to set forth in the Notice of Termination any fact or circumstance which contributes to a showing of Good Reason shall not waive any right of the Executive hereunder or preclude the Executive from asserting such fact or circumstance in enforcing his rights hereunder.

      (f) Date of Termination. "Date of Termination" means the date of receipt of the Notice of Termination or any later date specified therein, as the case may be; provided, however, that (i) if the Executive's employment is terminated by the Company other than for Cause or Disability, the Date of Termination shall be the date on which the Company notifies the Executive of such termination and (ii) if the Executive's employment is terminated by reason of death or Disability, the Date of Termination shall be the date of death of the Executive or the Disability Effective Date, as the case may be.

      6. Obligations of the Company upon Termination. (a) Death. If the Executive's employment is terminated by reason of the Executive's death, this Agreement shall terminate without further obligations to the Executive's legal representatives under this Agreement, other than those obligations accrued or earned and vested (if applicable) by the Executive as of the Date of Termination, including, for this purpose (i) the Executive's full Base Salary through the Date of Termination at the rate in effect on the Date of Termination, disregarding any reduction in Base Salary in violation of this Agreement (the "Highest Base Salary"),
(ii) the product of the Annual Bonus paid to the Executive for the last full fiscal year and a fraction, the numerator of which is the number of days in the current fiscal year through the Date of Termination, and the denominator of which is 365 and (iii) any compensation previously deferred by the Executive (together with any accrued interest thereon) and not yet paid by the Company and any accrued vacation pay not yet paid by the Company (such amounts specified in clauses (i), (ii) and (iii) are hereinafter referred to as "Accrued Obligations"). All such Accrued Obligations shall be paid to the Executive's estate or beneficiary, as applicable, in a lump sum in cash within 30 days of the Date of Termination. Anything in this Agreement to the contrary notwithstanding, the Executive's family shall be entitled to receive benefits at least equal to the most favorable benefits provided by the Company and any of its subsidiaries to surviving families of employees of the

Company and such subsidiaries under such plans, programs, practices and policies relating to family death benefits, if any, in accordance with the most favorable plans, programs, practices and policies of the Company and its subsidiaries in effect on or after the Effective Date or, if more favorable to the Executive and/or the Executive's family, as in effect on the date of the Executive's death with respect to other key employees of the Company and its subsidiaries and their families.

      (b) Disability. If the Executive's employment is terminated by reason of the Executive's Disability, this Agreement shall terminate without further obligations to the Executive, other than those obligations accrued or earned and vested (if applicable) by the Executive as of the Date of Termination, including for this purpose, all Accrued Obligations. All such Accrued Obligations shall be paid to the Employee in a lump sum in cash within 30 days of the Date of Termination. Anything in this Agreement to the contrary notwithstanding, the Employee shall be entitled after the Disability Effective Date to receive disability and other benefits at least equal to the most favorable of those provided by the Company and its subsidiaries to disabled employees and/or their families in accordance with such plans, programs, practices and policies relating to disability, if any, in accordance with the most favorable plans, programs, practices and policies of the Company and its subsidiaries in effect on or after the Effective Date or, if more favorable to the Executive and /or the Executive's family, as in effect at any time thereafter with respect to other key employees of the Company and its subsidiaries and their families.

      (c) Cause; Other than for Good Reason.   If the Executive's
employment shall be terminated for Cause, this Agreement shall terminate without further obligations to the Executive (other than the obligation to pay to the Executive the Highest Base Salary through the Date of Termination plus the amount of any accrued vacation pay not yet paid by the Company and any compensation previously deferred by the Executive (together with accrued interest thereon). If the Executive terminates employment other than for Good Reason, this Agreement shall terminate without further obligations to the Executive, other than those obligations accrued or earned and vested (if applicable) by the Executive through the Date of Termination, including for this purpose, all Accrued Obligations and any obligations provided for in an agreement, if any, between the Company and the Executive pursuant to Section 5(a). All such Accrued Obligations shall be paid to paid to the Executive in a lump sum in cash within 30 days of the Date of Termination.





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      (d) Good Reason; Other Than for Cause or Disability.

      (1) If, during the Employment Period and prior to a Change of Control, the Company shall terminate the Executive's employment other than for Cause, Disability or death or if the Executive shall terminate his employment for Good Reason:

      (i) the Company shall pay to the Executive in a lump sum in cash within 30 days after the Date of Termination the aggregate of the following amounts:

      A.  to the extent not theretofore paid, the Executive's
Highest Base Salary through the Date of Termination; and

      B. basic salary at the rate of the Highest Base Salary for the period from the Date of Termination until the end of the Employment Period; and

      C. in the case of compensation previously deferred by the Executive, all amounts previously deferred (together with any accrued interest thereon) and not yet paid by the Company, and any accrued vacation pay not yet paid by the Company; and

      (ii) for the remainder of the Employment Period, or such longer period as any plan, program, practice or policy may provide, the Company shall continue benefits to the Executive and/or the Executive's family at least equal to those which would have been provided to them in accordance with the plans, programs, practices and policies described in Section 4(b)(iv) and (vi) of this Agreement if the Executive's employment had not been terminated, including health insurance and life insurance, in accordance with the most favorable plans, practices, programs or policies of the Company and its subsidiaries in effect on or after the Effective Date, or if more favorable to the Executive, as in effect at any time thereafter with respect to other key employees and their families.

      (2) If, during the Employment Period and on and after a Change of Control Date, the Company shall terminate the Employee's employment other than for Cause, Disability, or death or if the Executive shall terminate his employment for Good Reason:

      (i) the Company shall pay to the Executive in a lump sum in cash within 30 days after the Date of Termination the aggregate of the following amounts:

      A.  to the extent not theretofore paid, the Executive's
Highest Base Salary through the Date of Termination; and




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      B. the product of (x) the Annual Bonus paid to the Executive for the last full fiscal year (if any) ending during the Employment Period or, if higher, the Annual Bonus paid to the Executive during the last full fiscal year (if any) immediately preceding the Change of Control Date (the higher of either amount under this (x) shall hereinafter be called the "Recent Bonus") and (y) a fraction, the numerator of which is the number of days in the current fiscal year through the Date of Termination and the denominator of which is 365; and

      C. the product of (x) three and (y) the sum of (i) the Highest Base Salary and (ii) the Recent Bonus (If by reason of the Executive's date of hire or promotion, he has not served for a full fiscal year in his position, then for purposes of the calculations in subsection B above and this subsection C, Annual Bonus shall be calculated as provided in the second sentence of Section 4(b)(ii) hereof.); and

      D. in the case of compensation previously deferred by the Executive, all amounts previously deferred (together with any accrued interest thereon) and not yet paid by the Company, and any accrued vacation pay not yet paid by the Company; and

      E. the Executive shall be entitled to receive a lump-sum retirement benefit equal to the difference between (a) the actuarial equivalent of the benefit under the Retirement Plan and any supplemental and/or excess retirement plan the Executive would receive if he remained employed by the Company at the compensation level provided for in Sections 4(b)(i) and (ii) of this Agreement for the remainder of the Employment Period and (b) the actuarial equivalent of this benefit, if any, under the Retirement Plan and any supplemental and/or excess retirement plan; and

      (ii) for the remainder of the Employment Period or such longer period as any plan, program, practice or policy may provide, the Company shall continue benefits to the Executive and/or the Executive's family at least equal to those which would have been provided to them in accordance with the plans, programs, practices and policies described in Sections 4(b)(iii)(with respect to any retirement plans), (iv) and (vi) of this Agreement if the Executive's employment had not been terminated, including health insurance and life insurance, in accordance with the most favorable plans, practices, programs or policies of the Company and its subsidiaries in effect on or after the Effective Date or, if more favorable to the Executive, as in effect at any time thereafter with respect to other key employees and their families and for purposes of eligibility for retiree benefits pursuant to such plans, practices, programs and policies, the Executive shall be considered to have remained employed until the end of the Employment Period and to have retired on the last day of such period.

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      7.  Non-exclusivity of Rights.  Nothing in this Agreement
shall prevent or limit the Executive's continuing or future participation in any benefit, bonus, incentive or other plans, programs, policies or practices, provided by Group, the Company or any of its subsidiaries and for which the Executive may qualify, nor shall anything herein limit or otherwise affect such rights as the Executive may have under any stock option, restricted stock or other agreements with Group, the Company of any of its subsidiaries. Amounts which are vested benefits or which the Executive is otherwise entitled to receive under any plan, policy, practice or program of Group, the Company or any of its subsidiaries at or subsequent to the Date of Termination shall be payable in accordance with such plan, policy practice or program.

      8. Full Settlement. The Company's obligation to make the payments provided for in this Agreement and otherwise to perform its obligations hereunder shall not be affected by any set-off, counterclaim, recoupment, defence or other claim, right or action which the Company may have against the Executive or others. In no event shall the Executive be obligated to seek other employment or take any other action by way of mitigation of the amounts payable to the Executive under any of the provisions of this Agreement.
The Company agrees to pay, to the full extent permitted by law, all legal fees and expenses, as incurred by the Company, the Executive and others, which the Executive may reasonably incur as a result of any contest (regardless of the outcome thereof) by the Company or others of the validity or enforceability of, or liability under, any provision of this Agreement or any guarantee of performance thereof (including as a result of any contest by the Executive about the amount of any payment pursuant of Section 9 of this Agreement), plus in each case interest at the applicable Federal rate provided for in Section 7872(f)(2) of the Internal Revenue Code of 1986, as amended (the "Code").

      9.  Certain Additional Payments by the Company.

      (a) Anything in this Agreement to the contrary notwithstanding, in the event it shall be determined that any payment or distribution by the Company to or for the benefit of the Executive (whether paid or payable or distributed or distributable pursuant to the terms of this Agreement or otherwise, but determined without regard to any additional payments required under this Section 9) (a "Payment"), would be subject to the excise tax imposed by Section 4999 of the Code or any interest or penalties with respect to such excise tax (such excise tax, together with any such interest and penalties, are hereinafter collectively referred to as the "Excise Tax"), then the Executive shall be entitled to receive an additional payment (a "Gross-Up Payment") in an amount such that after payment by the Executive of all taxes (including any interest or penalties imposed with respect to such taxes), including, without limitation, any income taxes (and any interest and penalties imposed with respect thereto) and Excise Tax, imposed upon the Gross-Up Payment, the Executive retains an amount of the Gross-Up Payment equal to the Excise Tax imposed upon Payments.

      (b) Subject to the provisions of Section 9(c), all determinations required to be made under this Section 9, including whether a Gross-Up Payment is required and the amount of such Gross-Up Payment, shall be made by the firm of independent public accountants selected by Group to audit its financial statements (the "Accounting Firm") which shall provide detailed supporting calculations both to the Company and the Executive within 15 business days of the receipt of notice from the Executive that there has been a Payment, or such earlier time as is requested by the Company. In the event that the Accounting Firm is serving as accountant or auditor for the individual, entity or group effecting the Change of Control, the Executive shall appoint another nationally recognized accounting firm to make the determinations required hereunder (which accounting firm shall then be referred to as the Accounting Firm hereunder). All fees and expenses of the Accounting Firm shall be borne solely by the Company. Any Gross-Up Payment, as determined pursuant to this
Section 9, shall be paid to the Executive within 5 days of the receipt of the Accounting Firm's determination. If the Accounting Firm determines that no Excise Tax is payable by the Executive, it shall furnish the Executive with a written opinion that failure to report the Excise Tax on the Executive's applicable federal income tax return would not result in the imposition of a negligence or a similar penalty. Any determination by the Accounting Firm shall be binding upon the Company and the Executive. As a result of the uncertainty in the application of Section 4999 of the Code at the time of the initial determination by the Accounting Firm hereunder, it is possible that Gross-up Payments which will not have been made by the Company should have been made ("Underpayment"), consistent with the calculations required to be made hereunder. In the event that the Company exhausts its remedies pursuant to Section 9(c) and the Executive thereafter is required to make a payment of any Excise Tax, the Accounting Firm shall determine the amount of the Underpayment that has occurred and any such Underpayment shall be promptly paid by the Company to or for the benefit of the Executive.

      (c) The Executive shall notify the Company in writing of any claim by the Internal Revenue Service that, if successful, would require the payment by the Company of the Gross-Up Payment. Such notification shall be given as soon as practicable but no later than ten business days after the Executive knows of such claim and shall apprise the Company of the nature of such claim and the date on which such claim is requested to be paid. The Executive shall not pay such claim prior to the expiration of the thirty-day period following the date on which it gives such notice to the Company (or such shorter period ending on the date that any payment of taxes with respect to such claim is due). If the Company notifies the Executive in writing prior to the expiration of such period that it desires to contest such claim, the Employee shall:

(i) give the Company any information reasonably requested by the Company relating to such claim, (ii) take such action in connection with contesting such claim as the Company shall reasonably request in writing from time to time, including, without limitation, accepting legal representation with respect to such claim by an attorney reasonably selected by the Company, (iii) cooperate with the Company in good faith in order effectively to contest such claim, (iv) permit the Company to participate in any proceedings relating to such claim; provided, however, that the Company shall bear and pay directly all costs and expenses (including additional interest and penalties) incurred in connection with such contest and shall indemnify and hold the Executive harmless, on an after-tax basis, for any Excise Tax or income tax, including interest and penalties with respect thereto, imposed as a result of such representation and payment of costs and expenses. Without limitation on the foregoing provisions of this
Section 9(c), the Company shall control all proceedings taken in connection with such contest and, at its sole option, may pursue or forgo any and all administrative appeals, proceedings, hearings and conferences with the taxing authority in respect of such claim and may, at its sole option, either direct the Executive to pay the tax claimed and sue for a refund or contest the claim in any permissible manner, and the Executive agrees to prosecute such contest to a determination before any administrative tribunal, in a court of initial jurisdiction and in one or more appellate courts, as the Company shall determine; provided, however, that if the Company directs the Executive to pay such claim and sue for a refund, the Company shall advance the amount of such payment to the Executive, on an interest-free basis and shall indemnify and hold the Executive harmless, on an after-tax basis, from any Excise Tax or income tax, including interest or penalties with respect thereto, imposed with respect to such advance or with respect to any imputed income with respect to such advance; and further provided that any extension of the statute of limitations relating to payment of taxes for the taxable year of the Executive with respect to which such contested amount is claimed to be due is limited solely to such contested amount. Furthermore, the Company's control of the contest shall be limited to issues with respect to which a Gross-Up Payment would be payable hereunder and the Executive shall be entitled to settle or contest, as the case may be, any other issue raised by the Internal Revenue Service or any other taxing authority.

      (d) If, after the receipt by the Executive of an amount advanced by the Company pursuant to Section 9(c), the Executive becomes entitled to receive any refund with respect to such claim, the Executive shall (subject to the Company's complying with the requirements of Section 9(c)) promptly pay to the Company the amount of such refund (together with any interest paid or credited thereon after taxes applicable thereto). If, after the receipt by the Executive of an amount advanced by the Company pursuant to
Section 9(c), a determination is made that the Executive shall not be entitled to any refund with respect to such claim and the Company does not notify the Executive in writing of its intent to contest such denial of refund prior to the expiration of thirty days after such determination, then such advance shall be forgiven and shall not be required to be repaid and the amount of such advance shall offset, to the extent thereof, the amount of Gross-Up Payment required to be paid.

      10. Confidential Information. The Executive shall hold in a fiduciary capacity for the benefit of the Company all secret or confidential information, knowledge or data relating to Group, the Company or any of their subsidiaries, and their respective businesses, which shall have been obtained by the Executive's employment by the Company or any of its subsidiaries and which shall not be or become public knowledge (other than by acts by Executive or his representatives in violation of this Agreement). After termination of the Executive's employment with the Company, the Executive shall not, without the prior written consent of the Company, communicate or divulge any such information, knowledge or data to anyone other than the Company and those designated by it. In no event shall an asserted violation of the provisions of this
Section 10 constitute a basis for deferring or withholding any amounts otherwise payable to the Executive under this Agreement.

      11. Successors. (a) This Agreement is personal to the Executive and without the prior written consent of the Company shall not be assignable by the Executive otherwise than by will or
the laws of descent and distribution.   This Agreement shall inure
to the benefit of and be enforceable by the Executive's legal representatives.

      (b) This Agreement shall inure to the benefit of and be binding upon the Company and its successors and assigns.

      (c) The Company will require any successor (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business and/or assets of the Company to assume expressly and agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform it if no such succession had taken place. As used in this Agreement, "Company" shall mean the Company as hereinbefore defined and any successor to its business and/or assets as aforesaid which assumes and agrees to perform this Agreement by operation of law, or otherwise.

      12.  Miscellaneous.     (a)  This Agreement shall be governed by
and construed in accordance with the laws of the State of Delaware, without reference to principles of conflict of laws. The captions of this Agreement are not part of the provisions hereof and shall have no force or effect. This Agreement may not be amended or modified otherwise than by a written agreement executed by the parties hereto or their respective successors and legal representatives.

      (b) All notices and other communications hereunder shall be in writing and shall be given by hand delivery to the other party or by registered or certified mail, return receipt requested, postage prepaid, addressed as follows:

                  If to the Executive:

                  Frank L. Salizzoni
                  1501 Crystal Drive
                  Apartment 625
                  Arlington, VA  22202

                  If to the Company:

                  USAir, Inc.
                  Crystal Park Four
                  2345 Crystal Drive
                  Arlington, VA 22227
                  Attention: General Counsel
or to such other address as either party shall have furnished to the other in writing in accordance herewith. Notice and communications shall be effective when actually received by the addressee.

      (c) The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement.

      (d) The Company may withhold from any amounts payable under this Agreement such Federal, state or local taxes as shall be required to be withheld pursuant to any applicable law or regulation.

      (e) The Executive's failure to insist upon strict compliance with any provision hereof shall not be deemed to be a waiver of such provision or any other provision thereof.

      (f) Words or terms used in this Agreement which connote the masculine gender are deemed to apply equally to female executives.

      (g) This Agreement supersedes any prior employment agreement between the Company and the Executive and contains the entire understanding of the Company and the Executive with respect to the subject matter hereof.

      IN WITNESS WHEREOF, the Executive has hereunto set his hand and, pursuant to the authorization from its Board of Directors, the Company has caused these presents to be executed in its name on its behalf, all as of the day and year first above written.

                                  EXECUTIVE

                                  /s/Frank L. Salizzoni
                                  ___________________________

                                  USAIR, INC.

                                  By: /s/Seth E. Schofield
                                  ___________________________
                                  Seth E. Schofield
                                  President & Chief Executive
                                        Officer


Attest: /s/Michelle V. Bryan
       ________________________________
                 Secretary

                                 Exhibit A

Retirement Plan for Certain Employees of USAir, Inc.

Target Benefit Plan for Employees of USAir, Inc.

USAir, Inc. Supplementary Retirement Benefit Plan

Officers' Supplemental Benefit Plan

1988 Stock Incentive Plan of USAir Group, Inc.

1984 Stock Option and Stock Appreciation Rights Plan of USAir
Group, Inc.

1988 Executive Incentive Compensation Plan of USAir Group, Inc.

USAir, Inc. 401(k) Savings Plan

Individual Supplemental Retirement Agreements with senior officers of USAir, Inc.

Restricted Stock Agreements with certain senior officers of USAir, Inc.

                            AMENDMENT NUMBER ONE TO
                              EMPLOYMENT AGREEMENT

      This Amendment Number One, dated as of June 11, 1992, to the Employment Agreement dated as of November 12, 1991, between USAir, Inc., a Delaware corporation having a place of business at Crystal Park Four, 2345 Crystal Drive, Arlington, Virginia 22227 (the "Company") and Frank L. Salizzoni, residing at 1501 Crystal Drive, Apt. 625, Arlington, Virginia 22202 (the "Executive"), is entered into as of the date first stated above.

      WHEREAS, the Board believes it is important to diminish the inevitable distraction of the Executive by virtue of the personal uncertainties and risks created by a pending or threatened change of control of the Company and to encourage the Executive's full attention and dedication to the Company currently and in the event of any threatened or pending change of control, and to provide the Executive with compensation and benefits arrangements upon a change of control which ensure that the compensation and benefits expectations of the Executive will be satisfied; and

      WHEREAS, the Board believes it to be in the best interests of the Company to amend the existing Employment Agreement with the Executive to achieve the aforementioned objectives;

      NOW, THEREFORE, the following amendments are hereby made to the Employment Agreement:

      1. Section 2 of the Employment Agreement setting forth the definition of "Change of Control" shall be amended by adding the word "or" at the end of subparagraph (d) and by adding a new subparagraph (e) at the end of the definition as follows:

      (e) The acquisition by an individual, entity or group of beneficial ownership of 20% or more of the then outstanding securities of Group, including both voting and non-voting securities, provided, however, that such acquisition shall only constitute a change of control in the event that such individual, entity or group also obtains the power to elect by class vote, cumulative voting or otherwise to appoint 20% or more of the total number of directors to the Board of Directors of Group.

      2. Section 4(b)(ii) of the Employment Agreement concerning the payment of an annual bonus to the Executive shall be amended by deleting the second sentence thereof, so that the Section shall read in its entirety as follows:

      (ii) Annual Bonus. In addition to Base Salary, the Executive shall be awarded, for each fiscal year during the Employment
Period, an annual bonus as shall be determined by the Board or its

Compensation and Benefits Committee in accordance with the executive incentive compensation plan of Group approved on September 28, 1988 by the Group Board of Directors ("Incentive
Plan") or otherwise. The annual bonus under Section 4(b)(ii) shall hereinafter be referred to as the "Annual Bonus".

      3. Section 6(d)(2)(i)(B) of the Employment Agreement setting forth the compensation and benefits obligations of the Company upon the termination of the Executive's employment for Good Reason or other than for Cause, Disability or death following a Change of Control, shall be amended to read in its entirety as follows:

      B. the product of (x) the Annual Bonus paid to the Executive for the last full fiscal year ending during the Employment Period or, if higher, the Annual Bonus paid to the Executive during the last full fiscal year ending during the Employment Period or, if higher, a constructive annual bonus calculated to be equal to the bonus that would have been payable to the Executive from the Company for the last full fiscal year ending prior to the Date of Termination (regardless of whether the Executive was employed in an officer position for all or any part of such fiscal year) as if Group had achieved the "target level of performance" under the Incentive Plan set at the level for the fiscal year immediately preceding the Change of Control Date and assuming the Executive's "target percentage" under the Incentive Plan equals such target percentage assigned to the Executive immediately preceding the Change of Control Date (the highest Annual Bonus determined under this clause (x) shall hereinafter be referred to as the "Recent Bonus") and (y) a fraction, the numerator of which is the number of days in the current fiscal year through the Date of Termination and the denominator of which is 365; and

      4. Section 6(d)(2)(i)(C) of the Employment Agreement setting forth the compensation and benefits obligations of the Company upon the termination of the Executive's employment for Good Reason or other than for Cause, Disability or death following a Change of Control, shall be amended to read in its entirety as follows:

      C. the product of (x) three and (y) the sum of (i) the Highest Base Salary and (ii) the Recent Bonus; and

      5. Section 6(d)(2)(i) of the Employment Agreement setting forth the compensation and benefits obligations of the Company upon the termination of the Executive's employment for Good Reason or other than for Cause, Disability or death following a Change of Control, shall be amended to add a new subparagraph F to read in its entirety as follows:

      F. to the extent that the Executive has had his Base Salary reduced pursuant to the salary reduction program implemented for officers of the Company effective January 1, 1992, then the Executive shall be entitled to receive a lump-sum payment of the amount of salary foregone from January 1, 1992 through the Date of Termination and the Executive shall not be eligible to receive any salary reduction payback through the profit sharing plan established by the Company for such purpose; provided, however, that if on the Date of Termination, the Executive has already received payments from such profit sharing plan, any such payments shall be offset from the lump sum amount calculated under this subparagraph F; and

      6. Section 6(d)(2)(ii) of the Employment Agreement setting forth the compensation and benefits obligations of the Company upon the termination of the Executive's employment for Good Reason or other than for Cause, Disability or death following a Change of Control, shall be amended to add a new paragraph, the section to read in its entirety as follows:

      (ii) (A) for the remainder of the Employment Period or such longer period as any plan, program, practice or policy may provide, the Company shall continue benefits to the Executive and/or the Executive's family at least equal to those which would have been provided to them in accordance with the plans, programs, practices and policies described in Section 4(b)(iii) (with respect to any retirement plans), (iv) and (vi) of this Agreement if the Executive's employment had not been terminated, including health insurance and life insurance, in accordance with the most favorable plans, practices, programs or policies of the Company and its subsidiaries in effect on or after the Effective Date or, if more favorable to the Executive, as in effect at any time thereafter with respect to other key employees and their families and for purposes of eligibility for retiree benefits pursuant to such plans, practices, programs and policies, the Executive shall be considered to have remained employed until the end of the Employment Period and to have retired on the last day of such period; and

      (B) at the expiration of the Employment Period, the Company shall continue to provide the Executive with health insurance and on-line travel privileges on the same basis such benefits were provided to the Executive on the last day of the Employment Period, with such benefits to continue for the life of the Executive; provided, however, that if the Executive becomes eligible for health insurance through a subsequent employer, the Company's provision of such benefits shall be secondary to the benefit coverage of the subsequent employer.

      7. Section 6 of the Employment Agreement setting forth the compensation and benefits obligations of the Company upon the termination of the Executive's employment, shall be amended to add a new subparagraph (e) at the end of the section to read in its entirety as follows:

      (e) Salary Reduction Program. For purposes of determining the Company's compensation and benefits obligations under any of the foregoing subparagraphs (a) through (d) of Section 6, any reduction in the Executive's Base Salary resulting from the officer salary reduction program implemented on January 1, 1992 shall be disregarded and the Executive's "salary of record" as in effect on December 31, 1991 shall be deemed to be in effect for the duration of the salary reduction program or, if higher, the Executive's actual annual salary.

      IN WITNESS WHEREOF, the Executive has hereunto set his hand and, pursuant to the authorization of its Board of Directors, the Company has caused this Amendment to be executed in its name and on its behalf, all as of the day and year first written above.

                                   EXECUTIVE

                                   /s/Frank L. Salizzoni
                                   ______________________________
                                   Frank L. Salizzoni


                                   USAIR, INC.

                                   /s/Seth E. Schofield
                                   ______________________________
                                   Seth E. Schofield.
                                   Chairman of the Board,
                                      President and CEO


Attest:

/s/Michelle V. Bryan
______________________________
Secretary

                            AMENDMENT NUMBER TWO TO
                              EMPLOYMENT AGREEMENT

      This Amendment Number Two, dated as of January 27, 1993, to the Employment Agreement dated as of November 12, 1991, between USAir, Inc., a Delaware corporation having a place of business at Crystal Park Four, 2345 Crystal Drive, Arlington, Virginia 22227 (the "Company"), and Frank L. Salizzoni, residing at 1501 Crystal Drive, Apt. 625, Arlington, Virginia 22202 (the "Executive"), as subsequently amended (the "Employment Agreement"), is entered into as of the date first stated above.

      WHEREAS, USAir Group, Inc. ("USAir Group") has authorized, executed and delivered an investment agreement dated as of January 21, 1993, as subsequently amended, (the "Investment Agreement") with British Airways, Plc ("BA") pursuant to which BA will acquire an equity ownership interest in USAir Group and will be entitled to elect members of the Board of Directors of USAir Group (the "BA Transaction"); and

      WHEREAS, at the "Second Closing" of the BA Transaction as that term is defined in the Investment Agreement, whereby BA's equity ownership in USAir Group and representation on the USAir Group
Board of Directors will constitute a "Change of Control" as that term is defined by the Employment Agreement prior to any modifications set forth in this Amendment Number Two; and

      WHEREAS, the parties have agreed to amend the provisions of the Employment Agreement in certain respects to become effective upon the Second Closing of the BA Transaction;

      NOW, THEREFORE, for good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, the parties agree as follows:

      1. Section 2 of the Employment Agreement shall be amended in its entirety to read as follows:

      For purposes of this Agreement and with respect to transactions occurring subsequent to the Second Closing of the BA
Transaction, a "Change of Control" shall mean:

      (a) The acquisition by an individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 20% or more of either (i) the then outstanding shares of common stock of the Company's parent, USAir Group, Inc. ("Group") (the "Outstanding Group Common Stock") or (ii) the combined voting power of the then outstanding voting securities of Group entitled to vote generally in the election of directors (the "Outstanding Group Voting Securities"); provided, however, that the following acquisitions shall not constitute a Change of Control:
(v) any acquisition by British Airways Plc or any of its affiliates, (w) any acquisition directly from Group, (x) any acquisition by Group or any of its subsidiaries, (y) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by Group or any of its subsidiaries or (z) any acquisition by any corporation with respect to which, following such acquisition, more than 85% of, respectively, the then outstanding shares of common stock of such corporation and the combined voting power of the then outstanding voting securities of such corporation entitled to vote generally in the election of directors is then beneficially owned, directly or indirectly, by all or substantially all of the individuals and entities who were beneficial owners, respectively, of the Outstanding Group Common Stock and Outstanding Group Voting Securities in substantially the same proportions as their ownership, immediately prior to such acquisition, of the Outstanding Group Common Stock and Outstanding Group Voting Securities, as the case may be; or

      (b) Individuals who, as of the date hereof, constitute Group's Board of Directors (the "Incumbent Board") cease for any reason to constitute at least a majority of the Group Board of Directors; provided, however, that any individual becoming a director subsequent to the date hereof whose election, or nomination for election by Group's shareholders, was approved by British Airways Plc, or any of its affiliates, or by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board; or

      (c) Approval by the shareholders of Group of a reorganization, merger or consolidation, in each case, with respect to which all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Outstanding Group Common Stock and Outstanding Group Voting Securities immediately prior to such reorganization, merger or consolidation, beneficially own, directly or indirectly, less than 85% of, respectively, the then outstanding shares of common stock and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from such reorganization, merger or consolidation in substantially the same proportions as their ownership, immediately prior to such reorganization, merger or consolidation, of the Outstanding Group Common Stock and the Outstanding Group Voting Securities, as the case may be; provided, however, that a reorganization, merger or consolidation to which British Airways Plc and/or any of its affiliates, and Group and/or any of its affiliates, are the only parties shall not constitute a Change of Control; or

      (d) Approval by the shareholders of Group of (i) a complete liquidation or dissolution of Group or (ii) the sale or other disposition of all or substantially all of the assets of Group, other than to British Airways Plc or any of its affiliates, or to a corporation, with respect to which following such sale or other disposition, more than 85% of, respectively, the then outstanding shares of common stock of such corporation and the combined voting power of the then outstanding voting securities of such corporation entitled to vote generally in the election of directors is then beneficially owned, directly or indirectly, by all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Outstanding Group Common Stock and Outstanding Group Voting Securities immediately prior to such sale or other disposition, in substantially the same proportion as their ownership, immediately prior to such sale or other disposition, of the Outstanding Group Common Stock and Outstanding Group Voting Securities, as the case may be; or

      (e) The acquisition of beneficial ownership of 20% or more of the then outstanding securities of Group, including both voting and non-voting securities, by an individual, entity or group other than British Airways Plc or any of its affiliates; provided, however, that such acquisition shall only constitute a change of control in the event that such individual, entity or group also obtains the power to elect by class vote, cumulative voting or otherwise to appoint 20% or more of the total number of directors to the Board of Directors of Group.

      2. Section 4(a)(ii)(B) of the Agreement concerning the Executive's position and duties during the Employment Period following a Change of Control shall be amended by the addition of the following sentence:

      Notwithstanding the foregoing, the Executive and the Company agree that following the Change of Control occasioned by the Second Closing of the BA Transaction, the Company may transfer the Executive's employment to any location which meets all of the following criteria without such transfer constituting Good Reason under Section 5(d)(iii) of the Agreement for the Executive to terminate his employment:

      (1) It is a location of a substantial activity for which the Executive has responsibility.

      (2) The location is either a corporate headquarters or a major operations hub for the Company, BA or any of their affiliates or principal business divisions.


      (3) In the event the location is outside the United States, the Company must provide the Executive a cost-of-living adjustment in compensation so that the Executive is in the same economic purchasing position that the Executive was in at his or her location immediately prior to the requested relocation.

      (4) The Executive has not been transferred or relocated during the prior twelve-month period.

      3. Paragraph (d) of Section 5 of the Employment Agreement setting forth the definition of "Good Reason" shall be amended by adding after the last sentence of paragraph (d) the following additional sentence:

      Following the Change of Control occasioned by the Second Closing of the BA Transaction, termination by the Executive of his or her employment for any reason which would not otherwise constitute Good Reason during the 30-day period immediately following the first anniversary of the Change of Control Date occasioned by the Second Closing of the BA Transaction shall not be deemed a termination for Good Reason under the terms of this Employment Agreement or entitle the Executive to claim benefits under Section 6(d)(2) of the Employment Agreement.

      4. Section 5(d)(ii) of the Agreement shall be amended by the addition of the following sentences:

Following the Change of Control occasioned by the Second Closing of the BA transaction, notwithstanding the foregoing, the Executive and the Company agree that any diminution in the plans, programs, policies and practices described in Sections 4(b)(iii) - (viii) which is (a) not, individually or in the aggregate with all other such changes, a material change, (b) is a change applicable to all officers of the Company eligible for such benefit, and (c) is a change approved by a majority of the members of the Board of Directors of the Company who are not elected by BA, shall not constitute Good Reason under Section 5(d)(ii) of the Agreement.
For purposes of this paragraph, a "material change" shall be defined as a change which decreases the Company's cost or the present value of the benefit to the Executive, as applicable, as determined by the Company's actuaries (using for purposes of determining present value Pension Benefit Guaranty Corporation actuarial factors) of such plans, programs, policies or practices, by more than 15% of the aggregate of the Company's cost for such

Executive of such plans, programs, policies and practices for calendar 1993 (excluding statutorily required plans, programs, policies and practices); provided, however, that (x) the Executive's cost for any individual plan, program, policy or practice may not be increased by more than 15%, and (y) no individual plan, program, policy or practice listed on Appendix A attached hereto may be eliminated in its entirety.

      5. The Executive hereby acknowledges that the previously approved change in the pension benefit program, including the 1991 freeze of accruals under the defined benefit and target benefit pension plans and the 1993 implementation of the two new defined contribution pension plans, does not constitute Good Reason for the Executive to terminate his or her employment under the Agreement following the Change of Control occasioned by the Second Closing of the BA Transaction.

      6. This Amendment Number Two to the Employment Agreement shall be effective only upon the occurrence of the Second Closing of the BA Transaction without the need for further action.

       *                 *                 *                 *

      IN WITNESS WHEREOF, the Executive has hereunto set his hand and, pursuant to the authorization of its Board of Directors, the Company has caused this Amendment to be executed in its name and on its behalf, all as of the day and year first written above.

                                   EXECUTIVE

                                   /s/Frank L. Salizzoni

                                   ___________________________
                                   Frank L. Salizzoni


                                   USAIR, INC.

                                   /s/Seth E. Schofield

                                   _____________________________
                                   Seth E. Schofield
                                    Chairman of the Board,
                                    President and CEO

Attest:

/s/Michelle V. Bryan
___________________________
Secretary

                                  APPENDIX A


1. USAir Health Benefit Plan (medical and dental, including alternative plan such as HMO's)
2.    Split dollar life insurance plan
3.    Long term disability plan
4.    Short term disability plan (unlimited sick leave)
5.    Retirement Plan for Certain Employees of USAir, Inc.
6.    Target Benefit Plan for Certain Employees of USAir, Inc.
7.    USAir, Inc. Supplementary Retirement Benefit Plan
8. Individual supplemental retirement agreements with certain officers
9.    USAir, Inc. 401(k) Savings Plan
10.   USAir, Inc. Employee Savings Plan - 1993
11.   USAir, Inc. Employee Pension Plan - 1993
12.   1984 Stock Option and Stock Apprecation Rights Plan of USAir
      Group, Inc.
13.   1988 Stock Incentive Plan of USAir Group, Inc.
14.   Employee travel policy
15.   Officer severance policy
16.   Post retirement medical and dental
17.   Accidental Death & Dismemberment Insurance
18.   125 Premium Conversion Plan
19.   Flexible Spending Plan - 1993
20.   Management life insurance program
21.   Officer's Supplemental Benefit Plan
22.   Employee Assistance Program
23.   Education Assitance Plan
24.   Post retirement death benefit

                           AMENDMENT NUMBER THREE TO
                              EMPLOYMENT AGREEMENT

      This Amendment Number Three, dated as of April 1, 1994, to the Employment Agreement, dated as of November 12, 1991, between USAir, Inc., a Delaware corporation having a place of business at Crystal Park Four, 2345 Crystal Drive, Arlington, Virginia 22227 (the "Company"), and Frank L. Salizzoni, residing at 1505 Crystal Drive, Apt. 925, Arlington, Virginia 22202 (the "Executive"), as subsequently amended (the "Employment Agreement"), is entered into as of the date first stated above.

      WHEREAS, the Company has elected Executive to the position of President and Chief Operating Officer and desires to retain
Executive's services and to have Executive assume greater responsibilities;

      NOW, THEREFORE, in consideration of the mutual promises contained herein, the Company and the Executive hereby agree as follows:

      1. Section 4(a)(i)(A) of the Employment Agreement is amended to read as follows:

      4. Terms of Employment. (a) Position and Duties. (i) During the Employment Period and prior to a Change of Control Date, (A) if the Board determines that the Executive has been performing his duties in accordance with Section 4(a)(iii) hereof, it shall re-elect the Executive to the position of President and Chief
Operating Officer with substantially similar duties to those performed by the Executive on the date of this Amendment Number Three,

      IN WITNESS WHEREOF, the Executive has hereunto set his hand and, pursuant to the authorization of its Board of Directors, the Company has caused this Amendment to be executed in its name and on its behalf, all as of the day and year first written above.

                                   EXECUTIVE

                                   /s/Frank L. Salizzoni
                                   _______________________________
                                   Frank L. Salizzoni
                                   President and Chief Operating
                                         Officer

                                   USAIR, INC.

                                   /s/John P. Frestel, Jr.
                                   _______________________________
                                   John P. Frestel, Jr.
                                   Senior Vice President-Human
                                          Resources


Attest:

/s/Michelle V. Bryan
_________________________
Secretary

                                  February 6, 1996

Mr. Frank L. Salizzoni
President and Chief Operating Officer
USAir, Inc.
Crystal Park Four
2345 Crystal Drive
Arlington, VA  22227

Dear Frank:

      This letter sets forth the terms of our agreement concerning the severance of your employment with USAir. I have requested and you have agreed to provide assistance and advice to ensure a smooth transition of your responsibilities to your successor. In consideration for your services during the transition period, for your past services to the company, and the mutual promises herein contained, USAir will provide the following severance benefits:

1. You will resign from your position as President and Chief Operating Officer of USAir Group, Inc. and USAir, Inc. to become effective February 19, 1996, however, you will remain an employee of USAir, Inc. through March 31, 1996. During such period as an employee of USAir, Inc. you will provide advice and assistance to your successor at such times as agreed to between you and your successor.

2. During the period of employment from February 19 through March 31, 1996, you will continue to receive your current base salary and all other compensation and benefits applicable to your current position as a senior officer, including but not limited to payment of the incentive award for the 1995 fiscal year under the Executive Incentive Compensation Plan of USAir Group, Inc. at 85% of the 40% target level using your 1995 base salary.

3.   You agree to retire from your employment with USAir, Inc.
effective March 31, 1996.  March 31, 1996 will be the "Date of
Termination" for all purposes of the Employment Agreement between you and USAir, Inc. dated November 12, 1991, as amended
("Employment Agreement").

4. USAir acknowledges that the termination of your employment entitles you to severance payments under Section 6(d)(1) of the Employment Agreement and all notice requirements for you or USAir thereunder are hereby waived. USAir, Inc. agrees to pay to you all severance compensation and benefits set forth in Section 6(d)(1) of the Employment Agreement providing for the obligations of the company upon termination of the executive's employment prior to a change of control. The compensation and benefits required pursuant to the Employment Agreement are set forth in Attachment A.

Mr. Frank L. Salizzoni
February 6, 1996


5. As soon as practical after your retirement on March 31, 1996, USAir will issue you a check to pay back the salary reduction you incurred in 1992 and 1993 in accordance with USAir's normal repayment procedures. Your total payback will be $56,000 less any Employee Profit Sharing Plan payment you receive prior to the date of your retirement.

6. Assuming that you commence your retirement benefits immediately upon your retirement (i.e., benefit commencement on April 1, 1996), you will be eligible for all retiree benefits provided to employees and senior officers of the company, as they may be amended from time to time, including but not limited to health plan coverage, on-line space positive travel privileges, USAir Club privileges and split-dollar life insurance continuation.

7. You agree not to take another position for a period of two years after the Date of Termination in which you could make use of the proprietary or other confidential information learned while employed with USAir, including without limitation, employment by or a consulting arrangement with any company providing air transportation. In the event of a breach of this non-compete provision, any payments or other benefits promised under this Agreement shall be forfeited. In the event of such breach, USAir may seek injunctive relief as well as any other equitable remedies available and appropriate under the circumstances.

8. As a result of the separation of your employment with USAir earlier than anticipated, the options to purchase 100,000 shares of stock granted to you on April 1, 1994, with a three year vesting
schedule, will not vest.   USAir agrees that the remaining unvested
options (75,000 shares) will immediately vest upon your retirement on March 31, 1996.

9. As a result of the separation of your employment with USAir earlier than anticipated, the supplemental pension benefit payable to you pursuant to the non-qualified supplemental executive retirement plan agreement dated December 6, 1991 (hereinafter "SERP Agreement") will be less than the full 30-year benefit anticipated under the SERP Agreement. Additionally, the early separation of your employment will decrease the benefit payable to you under all of USAir's retirement programs as a result of the need to commence benefits earlier than anticipated. Accordingly, USAir agrees to provide you with (a) service credit, (b) age credit, and (c) earnings credit at your 1996 base salary rate, through the

Mr. Frank L. Salizzoni
February 6, 1996


remainder of the Employment Period under the Employment Agreement (i.e., through November 12, 1999). This supplemental credit will be applicable to the SERP Agreement and the frozen defined benefit pension plan. All other terms of such retirement programs shall remain as written.

10. To the extent required, USAir has obtained the approval of the Compensation and Benefits Committee, and/or the Board of Directors for the severance arrangements set forth herein.


EXECUTIVE                      USAIR, INC.

/s/Frank L. Salizzoni          /s/Stephen M. Wolf
_________________________      __________________________
Frank L. Salizzoni             Stephen M. Wolf
                               Chairman and Chief Executive
                                  Officer